UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014 (March 13, 2013)

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliot Avenue West Seattle, Washington		98119
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (206) 272-5555

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 13, 2014, at the annual meeting of shareholders for fiscal year 2013 (the “Annual Meeting”), the shareholders of F5 Networks, Inc. (the “Company”) voted on the election of two directors to hold office until the annual meeting of shareholders for fiscal year 2014 and until their successors are elected and qualified; the approval of the F5 Networks, Inc. 2014 Incentive Plan; the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for fiscal year 2014; and an advisory vote regarding approval of the compensation of the Company’s named executive officers.

A total of 67,702,580 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy at the Annual Meeting. The voting results were as follows:

Item 1: Election of two directors:

Name of Director	For	Against	Abstain	Broker Non-Votes
A. Gary Ames	58,335,401	1,014,446	284,095	8,068,638
Stephen Smith	58,326,551	1,023,798	283,593	8,068,638

Item 2: Approval of the F5 Networks, Inc. 2014 Incentive Plan:

For	Against	Abstain	Broker Non-Votes
52,211,025	7,145,042	277,875	8,068,638

Item 3: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014:

For	Against	Abstain
66,729,645	674,804	298,131

Item 4: Advisory vote on compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
56,752,809	2,520,010	361,123	8,068,638

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

F5 NETWORKS, INC.

Date: March 18, 2014	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel